EXHIBIT 5.1 LEGAL OPINION OF DENNIS H. JOHNSTON, PLC

               DENNIS H. JOHNSTON, A PROFESSIONAL LAW CORPORATION
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                                                               9422 Canfield Dr.
                                                              La Habra, CA 90631
                                                             Tel: (562) 694-5092
                                                             Fax: (562) 694-0412

July 31, 2006

Board of Directors
GeneThera, Inc.
3930 Youngfield
Wheat Ridge, Colorado  80033

         Re:      Registration Statement On Form S-8

Gentlemen:

I have acted as counsel to GeneThera, Inc. (the "Company") in connection with the filing on or about July 31, 2006 of its registration statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933 (the "Act") and the rules and regulations promulgated thereunder (the "Rules and Regulations"). The Registration Statement relates to Six Million (6,000,000) shares of the common stock, par value $0.001 per share, of the Company (the "Company Stock"), which may be issued to eligible participants in the Consultant and Employee Stock Compensation Plan (the "Plan") of the Company. The Plan is not subject to the requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

This opinion, given as of the date hereof, is based upon facts and conditions presently known and laws and regulations presently in effect, and is being delivered pursuant to Item 601 of Regulation S-B under the Act.

As counsel to the Company and in rendering this opinion, I have examined the Plan documents and other related written documentation as I have deemed necessary or appropriate to provide the opinion on the basis set forth below. In my examination, I have assumed the conformity to original documents submitted to me as photo static copies, the genuineness of all signatures and the taking of all required corporate action in relation with the Plan.

Based upon the foregoing, and subject to the qualifications set forth below, I am of the opinion that the Shares, if issued and sold as described in the Registration Statement (provided that at least par value is paid for the shares): (i) will have been duly authorized, legally issued, fully paid and non-assessable, (ii) when issued will be a valid and binding obligation of the corporation, and (iii) do not require a permit from any governmental agency.

This opinion does not cover any matters related to any re-offer or re-sale of the Shares by the Plan Beneficiary, once issued pursuant to the Plan as described in the Registration Statement.

My opinion is subject to the qualification that no opinion is expressed herein as to the application of the state securities or Blue-Sky laws.

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Board of Directors
GENETHERA, INC.
July 31, 2006
Page Two

This Opinion is furnished by me as counsel to you and is solely for your benefit. Neither this opinion nor copies hereof may be relied upon by, delivered to, or quoted in whole or in part to any governmental agency or other person without my prior written consent.

I am a member in good standing of the bar of the State of California and the opinion set forth herein is limited to matters governed by the Federal laws of the United States of America. This opinion is being furnished to you solely for your benefit in connection with the filing of the Registration Statement pursuant to the Act and the Rules and Regulations and is not to be used, circulated, quoted, relied upon or otherwise referred to for any other purpose, without my prior written consent. I hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to this opinion under the caption "Legal Opinion" therein.

                                              Sincerely,

                                              /s/ Dennis H. Johnston
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                                               Dennis H. Johnston, Esq.
                                               A Professional Law Corporation